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                                                               EXHIBIT 3(v)

                       LIMITED PARTNERSHIP AGREEMENT


                             CORPORATE SYSTEMS


                *     *     *     *     *     *     *     *

     AGREEMENT OF Limited Partnership, made and entered into this 23rd day of April, 1976, by and among CSC GENERAL PARTNER, INC., a Texas corporation, as general partner, hereinafter referred to as the General Partner, and those shareholders of CORPORATE SYSTEMS CORPORATION, a Texas corporation, who execute a counterpart of the signature page of this agreement, as limited partners, such parties and any other parties admitted as substituted limited partners being referred to as the Limited Partners.

                                 ARTICLE I

                      FORMATION OF LIMITED PARTNERSHIP

     The parties hereby enter into a limited partnership under the provisions of the Uniform Limited Partnership Act of the State of Texas, and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided.

                                 ARTICLE II

                                 DEFINITIONS

     The business of the partnership shall be conducted under the firm name of "Corporate Systems" or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.

                                 ARTICLE III

                                 DEFINITIONS

     "Agreement" means this Limited Partnership Agreement, as amended, modified, or supplemented from time to time.

     "General Partner" means CSC GENERAL PARTNER, INC.

     "Limited Partners" means the parties who have executed this agreement as limited partners as long as they shall remain Limited Partners, and any other party admitted as a substituted Limited Partner pursuant to Article XVI.

     "Participating Percentage" means, as to each holder of a Unit or Units, at any particular time, the percentage arrived at by dividing the total number of Units held by such party by the total number of Units outstanding hereunder and multiplying the quotient thereof by 100.

     "Partners" means the General Partner and all Limited Partners, where no distinction is required by the context in which the term is used herein.

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     "Partnership Unit" or "Unit" means one of the equal parts into which the capital of the Partnership shall be divided. At the inception of the Partnership its capital shall be divided into such number of Partnership
Units as shall be equal to the number of shares of common stock of CORPORATE SYSTEMS CORPORATION outstanding on the date of this agreement.

                                 ARTICLE IV

                                  PURPOSE

     The purpose of the Partnership is to create, develop, sell and operate management information systems, by way of computer programs, for controlling customer's insurance programs and to engage in any and all activities related or incidental thereto.

                                 ARTICLE V

                     NAMES AND ADDRESSES OF PARTNERS

     The names, addresses, and capital contributions of the Partners and the number of Partnership Units owned by each are set forth in Schedule A attached hereto and incorporated herein by reference.

                                ARTICLE VI

                                   TERM

     The term of the Partnership shall be from the date hereof to June 30, 2006, unless sooner terminated as hereinafter provided.

                                ARTICLE VII

                        PRINCIPAL PLACE OF BUSINESS

     The principal place of business of the Partnership shall be 605 Amarillo Building, Amarillo, Texas. The General Partner may from time to time change the principal place of business, and in such event the General Partner shall notify the Limited Partners in writing within twenty (20) days of the effective date of such change. The General Partner may in its discretion establish additional places of business of the Partnership.

                               ARTICLE VIII

                         CAPITAL AND CONTRIBUTIONS

     Section 8.1. The capital of the Partnership shall be the aggregate amount of the capital contributions made to it by the General Partner and Limited Partners.

     Section 8.2. The initial capital contribution to be made by the General Partner will be its pro rata share of the assets received from CORPORATE SYSTEMS CORPORATION pursuant to the Plan of Complete Liquidation and Dissolution of such corporation.

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     Section 8.3.   The capital contribution of the initial Limited Partners
will be made by the transfer to the Partnership of the Limited Partners' pro rata share of the assets of such corporation, subject to all of the liabilities and obligations of such corporation, which will be assumed by the Partnership.

     Section 8.4. The General Partner is authorized to issue additional Units from time to time, and to admit the parties to whom such additional Units are issued as Limited Partners in the Partnership, in order to raise additional capital for the Partnership or for any other proper Partnership purpose. The General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any such future issuance of Units, and the General Partner is authorized and directed to do all things which it deems to be necessary or advisable in connection therewith.

     Section 8.5. No Partner shall at any time be required to make any additional contribution to the Partnership.

                                 ARTICLE IX

                      ALLOCATION OF PROFITS AND LOSSES

     The net profits or losses of the Partnership for each fiscal year will be allocated among the record holders of Units at the end of each such fiscal year in proportion to their respective Participating Percentages, without adjustment for any assignments of Units during such year and without regard to the date, amount or recipient of any distributions which may have been made with respect to such Units.

                                 ARTICLE X

                       DISTRIBUTIONS AND COMPENSATION

     Section 10.1. Distributions to the holders of the Units shall be made in such amounts per unit and at such times as the General Partner may determine, subject to such restrictions, if any, upon such distributions as may be provided under any instrument governing indebtedness of the Partnership. The General Partner shall designate a record date to determine the owners of Units who shall be entitled to receive any distribution.

     Section 10.2. The General Partner shall be paid no management fees for its services to the Partnership.

     Section 10.3. The Partnership shall reimburse the General Partner, at its cost, for the direct and indirect expenses which it incurs in performing services for the Partnership, including, but not limited to, accounting and legal fees, reasonable fees to its directors when meeting in consideration of Partnership business, and other expenses relating to the acquisitions, financing, operation, or disposition of the business of the Partnership.

     Section 10.4. Except with respect to matters as to which the General Partner is granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all computations and determinations required to be made under this Article X (including computations and determinations in connection with any distribution pursuant to Article XVIII).

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                                ARTICLE XI

                  BOOKS OF ACCOUNT, RECORDS AND REPORTS

     Section 11.1. Proper and complete records and books of account shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The Partnership books and records shall be kept on the accrual basis in accordance with generally accepted accounting principles, consistently applied. The books and records shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives during reasonable business hours. The General Partner shall furnish a list of names and addresses of all Limited Partners to any Limited Partner who requests such a list in writing for any legitimate purpose.

     Section 11.2. No later than one hundred twenty (120) days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each Limited Partner a report of the business and operations of the Partnership during such year, which report shall constitute the accounting of the General Partner for such year. Such report shall contain a copy of the annual financial statement of the Partnership showing the Partnership's profit or loss for the year and the allocation thereof among the holders of the Units, which statement shall have been audited by the Partnership's independent public accountants and shall otherwise be in such form and have such content as the General Partner deems proper.

                                ARTICLE XII

                                FISCAL YEAR

     The fiscal year of the Partnership shall be determined by the General Partner.

                                ARTICLE XIII

                             PARTNERSHIP FUNDS

     The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or noninterest-bearing investments, as shall be designated by the General Partner. All withdrawals from any of such bank accounts shall be made by the duly authorized agent or agents of the General Partner.

                                ARTICLE XIV

                         STATUS OF LIMITED PARTNERS

     Section 14.1. The Limited Partners shall not participate in the management or control of the Partnership's business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

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     Section 14.2.  No Limited Partner shall have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses except to the extent of his rights and interests in and to the Partnership and its assets.

     Section 14.3. The death or legal incapacity of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, to receive distributions of Partnership funds and to assign a Partnership interest pursuant and subject to Article XVI hereof shall, on the happening of such an event, devolve on his personal representatives, or in the event of the death of one whose limited partnership interest is held in joint tenancy, shall pass to the surviving joint tenant, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such personal representatives or surviving joint tenant become a substituted Limited Partner, except with the consent of the General Partner in accordance with Section 16.2 hereof.

                                 ARTICLE XV

                               GENERAL PARTNER

     Section 15.1. The General Partner shall have exclusive authority to manage and control the business and affairs of the Partnership. Pursuant to the foregoing, the General Partner shall have all of the rights and powers of a general partner as provided in the Texas Uniform Limited Partnership Act and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of such Partner to bind the Partnership.

     Section 15.2. The General Partner is hereby granted the right, power, and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary or desirable to carry out the aforementioned duties and responsibilities, including, but not limited to, the right, power and authority: to incur all reasonable expenditures; to employ and dismiss from employment any and all employees, agents, independent contractors attorneys, and accountants; to sell, exchange, or grant an option for the sale or exchange of, all or any portion of the real and personal property of the Partnership; to lease all or any portion of any property for any purpose and without limit as to the term thereof; to borrow money and as security therefor to mortgage or grant security interests in all or any part of any property; to prepay in whole or in part, refinance, modify or extend any indebtedness; to do any and all of the foregoing at such price, rental or amount, for cash, securities or other property and upon such terms as the General Partner deems proper; to place record title to any property in its name or in the name of a nominee or a trustee; to adjust, compromise, settle or refer to arbitration any claim against or in favor of the Partnership or any nominee, and to institute, prosecute and defend any legal proceeding relating to the business or property of the Partnership; to delegate all or any portion of the powers granted hereunder to one or more attorneys-in-fact; and to execute, acknowledge and deliver any and all instruments to effectuate any and all of the foregoing. The General Partner shall also be empowered to admit an assignee of a Limited Partner's interest to be a substituted Limited Partner, pursuant to and subject to the terms of Section 16.2 of this Agreement.

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     Section 15.3.  The General Partner shall devote such time to the
Partnership business as it, in its sole discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs; but nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party to manage or provide other services in respect of the Partnership property subject to the control of the General Partner.

     Section 15.4. The General Partner and its officers, directors, and stockholders and any member of the families of any of them and any other person or firm to which any of them is related or in which any of them is interested, all of which General Partner and other persons and firms are herein referred to as Affiliates, may engage in or possess any interest in other business ventures of any kind, independently or with others. The fact that any such Affiliate may encounter and take advantage of opportunities to do any of the foregoing himself or on behalf of others in whom he may or may not have an interest shall not subject such Affiliate to any liability to the Partnership or any of the Partners on account of the loss of opportunity. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such ventures or activities or to the income or profits derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper. Affiliates are not, however, authorized to engage in or possess any interest in any business venture which is competitive with the business of the Partnership other than the ownership of noncontrolling interests in companies registered under Section 12 of the Securities Exchange Act of 1934.

     Section 15.5. Any Affiliate other than the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor which the General Partner determines to be fair and reasonable, and neither the Partnership nor any of the Partners, as such, shall have any rights in or to any income or profits derived therefrom. Without limiting the generality of the foregoing, any such Affiliate may purchase from the Partnership any property (including any interest therein) for any price which is fair and reasonable (regardless of whether such price is greater or less than the cost of such property to the Partnership), but only if such price is not less than the fair market value of such property, and only if such price has been confirmed in a written evaluation report signed by an independent appraiser retained by the General Partner as being not less than the fair market value of such property.

     Section 15.6. Neither the General Partner nor any officer or director of the General Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any act or failure to act on behalf of the Partnership within the scope of the authority conferred on the General Partner by this Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith or constituted wanton and wilful misconduct or gross negligence.

     Section 15.7. The Partnership shall indemnify and hold harmless the General Partner, each officer and director of the General Partner, and the agents of each of them (herein referred to as "Indemnified Parties"), from and against any loss, expense, damage or injury suffered or sustained by him by reason of any act, omission, or alleged act or omission arising out of his activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgement, award, settlement, reasonable attorney's fees, and other costs or expenses incurred in connection with the

                                    -6-
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defense of any actual or threatened action, proceeding, or claim and including any payments made by the General Partner to any of its officers or directors pursuant to an indemnification agreement no broader than this
Section 15.7; provided that the act, omission, or alleged act or omission upon which such actual or threatened action, proceeding, or claim is based was not performed or omitted fraudulently or in bad faith or as a result of wanton and wilful misconduct or gross negligence by such Indemnified Party.

     Section 15.8. The General Partner may, in its sole discretion, make or revoke any election available to the Partnership under the Internal Revenue Code, as amended from time to time. Each of the Partners will upon request supply any information necessary to properly give effect to any such election.

     Section 15.9. No additional General Partner may be admitted at any time without the written consent or affirmative vote of all the Partners.

                                ARTICLE XVI

                     TRANSFER OF PARTNERSHIP INTERESTS

     Section 16.1. A Limited Partner or any assignee of a Limited Partnership interest who has not become a substituted Limited Partner may assign the whole or any part of his interest in the Partnership (but only in whole Units) by executing and acknowledging a written instrument of assignment which is satisfactory in form to the General Partner and the terms of which are not inconsistent with or contrary to the provisions of this Agreement, and by filing with the Partnership a duly executed and acknowledged counterpart of such instrument. Any assignment pursuant to this
Section 16.1 shall be effective, and shall be recognized by the General Partner, as of the close of business on the day on which the Partnership actually received the counterpart of the instrument of such assignment which complies with the requirements of the preceding sentence.

     Section 16.2. If an assignment of the whole or any part of a Limited Partnership interest is made to an assignee other than the General Partner, such assignee shall not have the right to become a substituted Limited Partner in place of his assignor unless all of the conditions of Section 16.1 have been satisfied and all of the following additional conditions have been satisfied:

     (a) The duly executed and acknowledged written instrument of assignment which has been filed with the Partnership shall expressly state that it is the assignor's intention that the assignee become a substituted Limited Partner in his place.

     (b) The assignor and assignee shall have executed and acknowledged such other instruments as the General Partner may deem necessary or desirable to effect such admission, including, if requested by the General Partner, the written acceptance and adoption by the assignee of all the provisions of this Agreement, including the Power of Attorney set forth in Article XIX hereof.

     (c) The General Partner shall have consented in writing to such substitution, the granting or denial of which consent shall be in the sole and absolute discretion of the General Partner.

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Any substitution of Limited Partners pursuant to this Section 16.2 shall be effective only as of the last day of the fiscal year in which all of the conditions herein have been satisfied, and the General Partner shall not be required to amend the Partnership's Certificate of Limited Partnership more than once each year to reflect such substitutions.

     Section 16.3. Any person admitted to the Partnership as a substituted Limited Partner shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.

     Section 16.4. Anything in this Agreement to the contrary notwithstanding, if in its sole discretion the General Partner deems it to be in the best interests of the Partnership the General Partner may admit, as a substituted Limited Partner in the place of his assignor an assignee of an interest in the Partnership who has not otherwise become a substituted Limited Partner.

     Section 16.5 The General Partner may assign Units in the same manner as a Limited Partner. Any such assignment of less than all of the Units of the General Partner shall not constitute a withdrawal by the General Partner from the Partnership. Any assignee of such Units shall be deemed an assignee of a Limited Partnership interest to the extent of such Units. Any such assignee shall be eligible to become a substituted Limited Partner upon compliance with the conditions set forth in Section 16.2.

     Section 16.6. Anything in this Agreement to the contrary notwithstanding, no Partner or other person who has become the Holder of an interest in the Partnership shall transfer, assign or encumber all or any portion of his interest in the Partnership during any fiscal year if such transfer, assignment or encumbrance would (in the sole and unreviewable opinion of the General Partner) result in the termination of the Partnership for purposes of the Internal Revenue Code, as amended from time to time.

                                ARTICLE XVII

                       DISSOLUTION OF THE PARTNERSHIP

     Section 17.1. The happening of any one of the following events shall work an immediate dissolution of the Partnership:

         (a)  The bankruptcy, dissolution, or withdrawal of the General Partner;

         (b)  The sale of all the business assets of the Partnership;

         (c) The agreement in writing by Partners holding a majority of all the then outstanding Units to dissolve the Partnership; or

         (d) The termination of the term of the Partnership pursuant to Article VI of this Agreement.

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     Section 17.2.  Upon the written consent or affirmative vote of the
Partners holding a majority of the then outstanding Units, the General Partner may be removed. The General Partner so removed shall, for the purpose of this Agreement, be deemed to have "withdrawn" from the Partnership as a General Partner, but shall be deemed to continue as a Limited Partner with respect to his Partnership Units. The removal of the General Partner shall in no way derogate from any rights or affect any obligations of such General Partner attributable to the period prior to the date of such removal.

                               ARTICLE XVIII

                      ADDITIONAL PROVISIONS CONCERNING
                       DISSOLUTION OF THE PARTNERSHIP

     Section 18.1. In the event of the dissolution of the Partnership for any reason, the General Partner shall proceed promptly and continue with reasonable expedition to wind up the affairs of and liquidate the Partnership. The holders of the Units shall continue to share profits and losses during the period of liquidation in the same proportion as before the dissolution. The General Partner shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions.

     Section 18.2. After paying or providing for the payment of all debts and liabilities of the Partnership and all expenses of liquidation, and subject to the right of the General Partner to set up such reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, the proceeds of the liquidation and any other assets of the Partnership shall be distributed to or for the benefit of the Partners in accordance with their respective interests therein.

     Section 18.3. Within a reasonable time following the completion of the liquidation of the Partnership, the General Partner shall supply to each of the Partners a statement audited by the Partnership's independent public accountants which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation and each Unit holder's pro rata portion of distributions pursuant to Section 18.2.

     Section 18.4. Each holder of a Unit shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his capital contribution thereto and share of profits or losses thereof, and shall have no recourse therefor against the General Partner or any Limited Partner. No holder of a Unit shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

     Section 18.5. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership assets, the Partnership shall terminate and the General Partner shall have the authority to execute and record a Certificate of Cancellation of the Partnership as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.


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                                ARTICLE XIX

                             POWER OF ATTORNEY

     Section 19.1. The Partners, by their execution hereof, jointly and severally hereby irrevocably constitute and appoint the General Partner, with full power of substitution, their true and lawful attorney-in-fact in their name, place and stead to make, execute, sign, acknowledge, record, and file, on behalf of them and on behalf of the Partnership, the following:

         (a) a Certificate of Limited Partnership, a Certificate of Doing Business Under an Assumed Name, and any other certificates or instruments which may be required to be filed by the Partnership or the Partners under the laws of the State of Texas and any other jurisdiction whose laws may be applicable;

         (b) a Certificate of Cancellation of the Partnership and such other instruments or documents as may be deemed necessary or desirable by the General Partner upon the termination of the Partnership business;

         (c) any and all amendments of the instruments described in subsection 19.1-a) and 19.1-b) above; provided such amendments are either required by law to be filed, or are consistent with this Agreement or have been authorized by the particular Partner or Partners; and

         (d) any and all such other instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

     Section 19.2.  The foregoing grant of authority:

         (a) is a Special Power of Attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of the Partner granting the power;

         (b) may be exercised by the General Partner on behalf of each Partner by a facsimile signature or by listing all of the Partners executing any instrument with a single signature as attorney-in-fact for all of them; and

         (c) shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest.

                                 ARTICLE XX

                                  NOTICES

     All notices and demands required or permitted under this Agreement shall be in writing and shall be deemed to have been delivered upon deposit in the United States mail, certified or registered, postage prepaid, to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the General Partner in writing of such different address.

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                                ARTICLE XXI

                 AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT

     Section 21.1. Except as otherwise required by law, this Agreement may be amended in any respect upon the affirmative vote of the Partners holding a majority of the then outstanding Units. If Partners holding more than ten percent (10%) of the then outstanding Units request in writing that the General Partner submit to a vote of the Partners a particular proposed amendment to this Agreement, the General Partner shall do so. Any vote of the Partners may be accomplished at a meeting of Partners called for such purpose by the General Partner upon not less than ten (10) days prior notice or, in lieu of a meeting by the written consent of the required percentage of Partners.

     Section 21.1. In the event this Agreement shall be amended pursuant to this Article XXI, the General Partner shall amend the Certificate of Limited Partnership to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

                                ARTICLE XXII

                               MISCELLANEOUS

     Section 22.1. The Partners agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership property.

     Section 22.2. This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

     Section 22.3. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas.

     Section 22.4. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     Section 22.5. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine feminine, and neuter.

     Section 22.6. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

     Section 22.7. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

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

     Section 22.8. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.














                          (Signature Page follows)



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                 AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                            OF CORPORATE SYSTEMS


     Articles I, II and IX of the Limited Partnership Agreement of Corporate Systems were amended by a vote of the Partners on March 31, 1990, to read as follows:

                                 ARTICLE I

                      FORMATION OF LIMITED PARTNERSHIP

     The parties hereby enter into a limited partnership under the provisions of the Uniform Limited Partnership Act of the State of Texas, and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided. On March 31, 1990, the Partners adopt the Texas Revised Limited Partnership Act and elect to become subject to its provisions and to file an Amendment to its Certificate of Limited Partnership stating that the Partnership is electing to adopt the Texas Revised Limited Partnership Act.

                                ARTICLE II
                                   NAME

     The business of the partnership shall be conducted under the firm name of "Corporate Systems, Ltd." or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.

                                ARTICLE IX
                      ALLOCATION OF PROFITS AND LOSSES

     The net profits or losses of the partnership for each fiscal year will be allocated among all record holders of Units during the fiscal year in proportion to their respective Participating Percentages, with adjustment for any assignments and other ownership changes of Units occurring during the year, and without regard to the date, amount or recipient of any distributions which may have been made with respect to such Units.

                                     CSC GENERAL PARTNER, INC.,
                                     General Partner of Corporate Systems


                                     By:
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                                           Its
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